UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ECOLOGY AND ENVIRONMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 15, 2017, Ecology and Environment, Inc. issued a press release, a copy of which is attached hereto as Exhibit 1.

Exhibit 1

FOR IMMEDIATE RELEASE

Contact:

Sara Herrmann

Corporate Communications Manager

(716) 684-8060

sherrmann@ene.com

Ecology and Environment, Inc. Urges Shareholders to Elect

Its Highly Qualified Class A Director Nominees

LANCASTER, NY, March 15, 2017 – Ecology and Environment, Inc. (NASDAQ: EEI) (“E & E” or the “Company”) today announced it has filed with the Securities and Exchange Commission (“SEC”) its definitive proxy materials in connection with the Company’s 2017 Annual Meeting of Shareholders (the “Annual Meeting”) and has mailed the materials to its shareholders. E & E’s shareholders of record as of the close of business on March 2, 2017 will be entitled to vote at the Annual Meeting, which will be held at 9:00 a.m., Eastern Daylight Savings Time, on Thursday, April 20, 2017.

E & E’s Board of Directors is also sending a letter to shareholders urging them to vote “FOR” the Company’s highly qualified nominees, by signing, dating and returning the WHITE proxy card. A full copy of the letter can be found below:

E & E’s Letter to Shareholders

About Ecology and Environment, Inc.

Ecology and Environment, Inc. (“E & E” or the “Company”) is a global network of innovators and problem solvers, dedicated professionals and industry leaders in scientific, engineering, and planning disciplines working collaboratively with clients to develop technically sound, science-based solutions to the leading environmental challenges of our time. We have worked with clients on thousands of projects in more than 120 countries, including some of the most complex, high-profile projects in the world.

For projects across a broad range of market sectors, we bring a proactive, collaborative approach and a comprehensive understanding of both the natural and regulatory environment. We establish trust and credibility with every relationship we build and every project we complete. We work with integrity and invest in truly understanding our clients, their challenges, their opportunities, and their business objectives. In doing so, we are able to transcend the traditional client-consultant relationship and act as valued strategic advisors, providing clients with a clear line of sight to their goals.

Our U.S. offices are headquartered and incorporated in New York State. We are listed on the NASDAQ Stock Exchange (“NASDAQ”) under the ticker symbol “EEI.”